UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 15, 2021 (July 13, 2021)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2021, Calyxt, Inc. (the “Company”) announced that Michael A. Carr will join the Company, effective July 27, 2021 (the “Start Date”), as its President and Chief Executive Officer. On July 13, 2021, Dr. Yves Ribeill notified the Company that he would resign as executive chair of the Company, effective August 6, 2021 (the “Transition Date”).  In his capacity as executive chair, Dr. Ribeill will continue to serve as the Company’s principal executive officer through the Transition Date, and Mr. Carr will assume the functions of the principal executive officer as of the Transition Date. Dr. Ribeill will continue to serve on the Company’s board of directors (the “Board”) and shall be the non-executive Chairman of the Board, as of the Transition Date.

In connection with the appointment of Mr. Carr as the Company’s President and Chief Executive Officer, the Company’s Board also approved an increase in the number of directors on the Board from seven to eight and appointed Mr. Carr, effective as of the Start Date, to the Board of Directors to fill the newly created directorship. Mr. Carr will not receive any additional compensation in connection with his service on the Board.

Michael A. Carr, 53, previously served as the Vice President M&A, Strategy, and Innovation of Darling Ingredients, Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients and renewable energy, since January 2017. Prior to joining Darling Ingredients, Mr. Carr was a partner at BAC Investments, LLC, an established consulting, advisory, and investment firm, from January 2010 through January 2017  Previously, Mr. Carr held multiple positions at American Capital Limited, a global private equity and asset management firm. Mr. Carr has served on the boards of directors for EnviroFlight, a brand of Darling Ingredients (2020-2021), BEST Life and Health Insurance Company (2014-2018), ACG Global (2010 – 2017), and several portfolio companies of American Capital Limited, including United Food Group. Mr. Carr obtained his M.B.A. from the Graziadio School of Business and Management at Pepperdine University, and he also holds a Bachelor of Science degree in Business from California State University - Northridge.  Mr. Carr is qualified to serve on the Company’s Board in light of his deep operational, financial and investment experience and his diverse knowledge across industries.

On July 13, 2021, Mr. Carr entered into an offer letter agreement with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Carr will join the Company on the Start Date as the Company’s President and Chief Executive Officer.  Mr. Carr’s employment is at-will and may be terminated at any time for any reason, subject to the terms of the Company’s 2021 Executive Severance Plan, as modified by Mr. Carr’s Participation Agreement with respect thereto, as described below.

Mr. Carr will be entitled to receive the following compensation and benefits in connection with his service as President and Chief Executive Officer of the Company:

•	an annual base salary of $500,000;
•

a one-time new-hire bonus of $450,000, which is subject to repayment to the Company upon certain employment termination events that occur on or prior to the one-year anniversary of Mr. Carr’s start date;

•

a one-time equity award to be granted under the Company’s 2017 Omnibus Incentive Plan (as amended, effective May 18, 2021, the “Omnibus Plan”) of (i) stock options for the purchase of 200,000 shares of the Company’s common stock and (ii) 50,000 restricted stock units, which, in each case, will vest in equal installments on the first three anniversaries of Mr. Carr’s start date;

•

a one-time inducement award to be granted outside of the Company’s existing equity compensation plans in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules of performance stock units to acquire up to 600,000 shares of the Company’s common stock, which will vest based on the Company’s achievement for a period of 30 consecutive calendar days of specified trading price levels during a three-year performance period following the grant date (300,000 shares for a $12.00 price level, an additional 150,000 shares for a $15.00 price level and an additional 150,000 shares for a $20.00 price level) and otherwise have terms substantially similar to those of performance stock units issued under the Omnibus Plan.

•

eligibility to receive an annual cash performance bonus under the Company’s existing short-term incentive plan (the “STIP”) with a 2021 annual target of 100% of base salary (prorated for the number of days of employment during 2021), based on the achievement of performance goals, as determined by the Company’s Board.

•

eligibility under the Company’s 2021 Executive Severance Plan (the “Severance Plan”), as amended by Mr. Carr’s Participation Agreement, to receive upon termination of employment by Mr. Carr for Good Reason (as defined in the Severance Plan) or by the Company for any reason other than Cause (as defined in the Severance Plan, but modified to be subject to a notice and cure period with respect to non-willful performance deficiencies) severance benefits equal to 12 months (24 months, if occurring during a Change-in-Control Period (as defined in the Severance Plan)) of base salary and a pro rated portion (the full amount, if occurring during a Change-in-Control Period) of Mr. Carr’s target cash incentive bonus for the applicable year;

•	eligibility for certain travel, temporary living and relocation benefits for up to three-years from Mr. Carr’s start date; and
•

participation in the benefit plans and programs of the Company in which similarly situated employees of the Company participate, as may be in effect from time to time, and accrual of 20 days of vacation per year.

The Offer Letter also provides for entry into a customary non-competition, non-solicitation, confidentiality and inventions agreement.

In addition, Mr. Carr and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s annual proxy statement filed with the Securities and Exchange Commission.

There are no other arrangements or understandings between Mr. Carr and any other persons pursuant to which Mr. Carr was appointed President and Chief Executive Officer of the Company. Mr. Carr does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity awards contemplated by this Current Report, Mr. Carr does not beneficially own any shares of the Company’s common stock. Mr. Carr does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Adoption of Calyxt, Inc. 2021 Employee Inducement Incentive Plan

On July 13, 2021, the Company’s Board and the independent directors of the Board approved the Calyxt, Inc. 2021 Employee Inducement Incentive Plan (the “Inducement Plan”) and reserved 600,000 shares of the Company’s common stock for issuance upon vesting of the performance stock unit awards to be granted to Mr. Carr on the Start Date under the Inducement Plan in accordance with the terms of the Offer Letter.  The Inducement Plan’s terms are substantially similar to the terms of the Omnibus Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The performance stock unit awards to be granted to Mr. Carr on the Start Date constitute an inducement material to Mr. Carr’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

Mr. Carr will be the only participant in the Inducement Plan, and the performance stock unit awards to be granted on the Start Date in connection with the commencement of Mr. Carr’s employment pursuant to the Offer Letter are the only awards that will be granted under the Inducement Plan.

Item 9.01.	Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

10.1*	Offer Letter between Calyxt, Inc. and Mr. Michael A. Carr, dated July 13, 2021.
10.2*	Calyxt, Inc. 2021 Employee Inducement Incentive Plan
10.3*	Form of Performance Stock Unit Agreement under the Calyxt, Inc. 2021 Employee Inducement Incentive Plan
10.4	Calyxt, Inc. 2021 Short Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 18, 2021)
10.5	Calyxt, Inc. 2021 Executive Severance Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 18, 2021)
10.6*	Participation Agreement of Mr. Michael A. Carr under the 2021 Executive Severance Plan
10.7*	Calyxt, Inc. Form of Non-Competition, Non-Solicitation, Confidentiality and Inventions Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2021		CALYXT, INC.

	By:	/s/ Yves Ribeill
	Name:	Yves Ribeill
	Title:	Executive Chair